SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

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September 25, 2026

Q&A: MERGER OF FIDELITY ADVISOR® HEALTH CARE FUND

INTO FIDELITY® SELECT HEALTH CARE PORTFOLIO (UPDATE)

Q1:	I understand that Fidelity is proposing a merger between two of its sector-based equity funds. What can you tell me?
A:	Yes, in November 2025, the Board of Trustees approved the merger of Fidelity Advisor® Health Care Fund into its retail fund counterpart, Fidelity® Select Health Care Portfolio.

Shareholder approval is required for this merger. The advisor fund and its retail fund counterpart have the same or similar investment objectives, investment policies and performance benchmarks, and are managed by the same portfolio manager.

The prospectus for Fidelity Advisor® Health Care Fund was supplemented with the SEC December 1, 2025.

The proposed merger is part of our regular process of reviewing and assessing our product line and, if needed, consolidating similar offerings. Fidelity has recently completed several other mergers of retail and advisor sector-based funds, including funds based in the Utilities, Energy, Technology, Consumer Discretionary, Real Estate, Industrials and Financials sectors.

Q2:	What are the key dates for the merger?

The target key dates (which are subject to change) are as follows:

Target Fund	Fidelity Advisor® Health Care Fund
Prospectus Sticker	12/1/2025
Proxy Record/ Shareholder Mailing	3/16/2026
Shareholder Meeting	Previous meetings on 5/12/2026 and 9/22/2026 were adjourned without resolution; next meeting is scheduled for 11/17/2026
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Hard Close Date (subject to shareholder approval)	1/21/2027*
Merger Closing Date (subject to shareholder approval)	1/22/2027*
Acquiring Fund	Fidelity® Select Health Care Portfolio (advisor classes of)
Commence Operations (subject to shareholder approval)	1/14/2027*
Public Launch (subject to shareholder approval)	1/20/2027*

* Dates subject to shareholder approval of the merger. Previous shareholder meetings on May 12, 2026, and September 22, 2026, were adjourned without a resolution; next meeting is scheduled for November 17, 2026. If further adjournment is required, dates will be updated and communicated accordingly.

Q3:	Do shareholders need to approve the merger?
A:	Yes. Due to differences in diversification status and whether certain investment policies can be changed without shareholder consent, the merger of Fidelity Advisor Health Care Fund into Fidelity Select Health Care Portfolio is subject to shareholder approval.

Shareholders of the target fund on the record date are entitled to vote on the proposal to merge into the acquiring fund at the shareholder meeting, currently rescheduled to be held on November 17, 2026. Previously scheduled shareholder meetings on May 12 and September 22 were adjourned without a resolution, because we either have not reached a sufficient number of votes to hold the meeting, and/or have not received the required number of votes to approve the proposal.

Q4:	What are the voting requirements for the Fidelity Advisor Health Care Fund into Fidelity Select Health Care Portfolio merger proposal?
A:	To pass the merger proposal, Fidelity Advisor Health Care Fund requires the affirmative vote of a “majority of the outstanding voting securities” of the fund. In practice, that means that at least 50% of the fund’s assets have voted, and of those votes, at least 67% must be “FOR” the merger proposal. Any vote to “ABSTAIN” will be counted as a vote “AGAINST” the proposal.
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Q5:	How will the merger benefit shareholders of the target fund?
A:	We believe, and the Board of Trustees unanimously agreed, that the merger is in the best interests of shareholders. The merger is part of our regular practice of reviewing and assessing our product line and, if needed, consolidating certain similar offerings.

The merger, if approved, will permit shareholders of the target fund to pursue the same investment exposure in a larger combined fund that has identical investment objectives, policies and benchmarks. The merger is intended to benefit shareholders by diversifying cash flows and growing scale to reduce fees.

Q6:	Will this change affect the investment strategies and investment focus of the acquiring fund?
A:	No. Currently, the advisor fund and its retail fund counterpart have the same investment objectives and performance benchmarks, materially identical investment policies, and are managed by the same portfolio manager. The merger will not impact the investment strategies or focus of the combined fund.
Q7:	How will Fidelity facilitate the merger?
A:	Fidelity will launch new advisor classes for the acquiring fund. The new classes will serve as merger destinations for the corresponding classes and assets of the advisor target fund. Going forward, there will be one fund with multiple share classes (retail, A, M, C, I and Z) for this strategy, as outlined below:

Fund Name – Fidelity® Select Health Care Portfolio

Class Legal Name – Fidelity Advisor® Health Care Fund – Class A (or M, C, I, Z)

Marketing materials use class name, or shortened: “Fidelity Advisor® Health Care Fund”

•	Even though classes A, M, C, I and Z will be classes of the retail fund (legal name: Fidelity® Select Health Care Portfolio), they will be called Fidelity Advisor® Health Care Fund – Class A (or M, C, I, Z).
•	This is consistent with other Fidelity sector multi-class funds, including: Fidelity® Select Communication Services Portfolio, Fidelity® Select Materials Portfolio, etc.
Q8:	Will the merger necessitate repositioning of the portfolio?
A:	No, we do not expect the mergers to necessitate portfolio repositioning.
Q9:	How will the number of acquiring fund shares that each shareholder receives be determined?
A:	Although the number of shares that each shareholder owns will most likely change, the total value of the holdings will not change as a result of the reorganization. The target fund will distribute shares of the acquiring fund to its shareholders so that each shareholder will receive the number of full and fractional shares of the acquiring fund equal in value to the net asset value of shares of the target fund held by each shareholder on the closing date.

As an example, if a target fund shareholder holds 10,000 shares at a NAV of $10, the market value of those shares would be $100K. If the acquiring fund has a NAV of $5.00, the $100K market value would then be divided by the acquiring fund’s NAV for a total of 20,000 shares of the acquiring fund.

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Q10:	Are there any off-cycle tax distributions (dividends, capital gains, etc.) anticipated for either the target or acquiring fund in connection with the merger?
A:	The merger is expected to end the tax year of the target fund, which could accelerate distributions to shareholders. On or before the merger closing date, the target fund may declare additional distributions in order to distribute substantially all of its net taxable income, net tax-exempt income, and net realized capital gains, as needed.

While the merger does not end the tax year of the acquiring fund, in certain circumstances the Adviser may opt to have the acquiring fund make an off-cycle distribution in connection with the merger.

In addition to any off-cycle pre-merger distributions paid, the funds may also make final year-end distributions, as needed.

Any portfolio adjustments to the funds in connection with the merger may result in net realized gains which may be included in off-cycle distributions described herein or in distributions paid in accordance with the respective fund’s normal distribution cadence.

The “Capital Gains History” and “Dividend History” sections of each fund’s landing page on www.fidelity.com or www.institutional.fidelity.com, as applicable, disclose any recent distributions that a fund has already made.

Q11:	Will these additional distributions impact the fund’s net asset value (NAV) per share? If so, when?
A:	Yes, distributions will reduce the fund’s NAV per share by the amount of the distribution on the ex-dividend date. Although the NAV per share decreases when the distribution is paid, shareholders who reinvest their distributions will receive more shares.
Q12:	How is the merger being communicated to shareholders?
A:	As noted above, the prospectus for the target fund has been supplemented to notify potential investors of the proposed merger.

Existing shareholders of the target fund have been notified by merger proxy statement materials that began mailing in March. Advisors, home offices and back offices who have shareholders invested in the target fund have been notified of the proposed merger and the potential closure of the fund to new accounts through email notifications. Additional solicitation materials will be sent to shareholders by email, mail, and phone, prior to the rescheduled shareholder meeting in November 2026.

Q13:	Will the target fund close prior to the merger?
A:	Yes, pending shareholder approval, effective after the close of business on the business day prior to the merger, new positions in Fidelity Advisor Health Care Fund will no longer be permitted. Any subsequent purchases will be rerouted to the acquiring fund.
Q14:	In the event shareholders do not approve the Fidelity Advisor Health Care Fund merger proposal, what are your plans for the fund?
A:	If shareholder approval cannot be achieved, Fidelity may consider other options for the target fund.
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Q15:	It seems like there have been a lot of fund mergers taking place recently. Why is Fidelity merging so many funds, and how do the mergers benefit shareholders of each fund?
A:	To date, Fidelity has received Board approval to merge eight sector funds as part of this current initiative, all of which merge Advisor and retail funds with the same mandate.

The mergers will permit shareholders of the target funds to pursue the same investment exposure in larger combined funds with lower expenses. The mergers are intended to benefit shareholders by diversifying cash flows and growing assets to reduce fees. We also hope that Fidelity’s intermediary clients will benefit from a more streamlined, post-merger fund offering.

Q16:	What are the tickers for the newly created classes, and what are the estimated fees?
A:	The new tickers and estimated total annual operating expenses are:
Fund	Class	New Ticker	Estimated Total Annual Operating Expenses (basis points)[1]
Fidelity® Select Health Care Portfolio	Class A	FHCLX	91
	Class M	FHCNX	116
	Class C	FHCPX	166
	Class I	FHCQX	66
	Class Z	FHCRX	55

Q17:	Once the merger is finalized, when will the new tickers be reflected on the fund’s page on Fidelity’s institutional website?
A:	Fund data on Fidelity’s institutional site is typically updated at the end of each month. So, while the merger is currently scheduled to close on January 22, 2027 (pending shareholder approval), the new share-class tickers likely will not be updated on the site until the end of January 2027.
Q18:	What can we expect regarding performance reporting, including performance history, on the newly created advisor classes?
A:	At launch, each advisor class will show the historical performance of the acquiring fund’s retail class. Going forward, performance will be class specific.

1 Please note that expenses may fluctuate for each fund class. For additional information on fees, please refer to the fund’s prospectus.

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Using Class A as an example:

	YTD	1-YR	3-YR	5-YR	10-YR	Life of Fund[2]	Life of Class[3]
Class A launch date	Retail Class Performance						N/A
1-Year anniversary of Class A launch date	Class A		Retail Class Performance			Retail Class until Class A launch date, Class A thereafter.	Class A from launch
3-Year anniversary of Class A launch date	Class A			Retail Class Performance		Retail Class until Class A launch date, Class A thereafter.	Class A from launch
5-Year anniversary of Class A launch date	Class A				Retail Class Performance	Retail Class until Class A launch date, Class A thereafter.	Class A from launch
10-Year anniversary of Class A launch date	Class A					Retail Class until Class A launch date, Class A thereafter.	Class A from launch

Q19:	What is happening to the portfolio manager of the target fund?
A:	The target and acquiring funds are managed by the same portfolio manager, Eddie Yoon, who will continue to be responsible for portfolio management of the combined fund after the merger.

Eddie Yoon is a sector leader and portfolio manager in the Equity division at Fidelity Investments. In this role, Mr. Yoon is responsible for the coverage of health care equipment and supplies stocks and serves as the health care sector leader. Additionally, he manages several funds, including Fidelity Advisor Health Care Fund, Fidelity and Fidelity Advisor Stock Selector Mid Cap Fund, Fidelity and Fidelity Advisor All Cap Fund, Fidelity Select Health Care Portfolio, and Fidelity Select Medical Technology and Devices Portfolio.

2 From the commencement of operations of the original class of shares of the fund.

3 From the commencement of operations of the newly launched share class.

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Q20:	Who will bear the proxy statement expenses for the merger?
A:	FMR will bear a portion of the one-time administrative costs associated with the merger, including professional fees, expenses associated with the filing of registration statements, and the cost of soliciting proxies for the meeting, which will consist principally of printing and mailing prospectuses and the Proxy Statement, together with the cost of any supplementary solicitation. The target fund will bear its applicable administrative costs associated with its respective reorganization above those borne by FMR.

Q21:	How do shareholders place their vote?
A:	Shareholders can vote online, by phone, or by mail. If they still have the proxy materials that were emailed or mailed to them, the materials outline the various ways a shareholder may vote.
•	Vote online: Shareholders should read the Proxy Statement and go to www.proxyvote.com/proxy. There, they should enter their unique control number (indicated on their proxy materials) and follow the on-screen instructions to vote. If the shareholder no longer has their emailed or mailed proxy materials, they should create an account using their email (they will be asked to set up a password) and then follow the on-screen instructions to vote. Below please find a QR code that will take you to the proxy voting website:

•	Vote by phone: Shareholders should read the Proxy Statement, have their proxy materials at hand (the materials were emailed or mailed to them) and dial 1-877-296-4941. NOTE: Shareholders will be asked to confirm their name and address.
•	Vote by mail: Shareholders should read the Proxy Statement, check the appropriate box(es) on the reverse side of the proxy card mailed to them as part of their proxy materials. Then sign, date and return the proxy card in the envelope provided. Their unique control number (indicated on their proxy materials) will be needed to vote.
Q22:	How can shareholders find their control number?
A:	Shareholders can find their unique control number on the proxy materials that were either emailed to their email address on file or mailed to their physical address on file.
Q23:	Who is the proxy solicitor Fidelity is using?
A:	Broadridge Financial Solutions, Inc. has been engaged by Fidelity Investments as a paid solicitor. Shareholders can contact them at the toll-free phone number provided above in order to cast their vote. In the event that they make a telephone call or receive a call from a Broadridge Financial Solutions, Inc., representative, they may be asked to verify certain personal information for identification verification (e.g., name and address).
Q24:	Can financial advisors vote on behalf of their clients if they have discretion?
A:	No. Shareholders must place their own vote.
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Q25:	Is there contact information for shareholders should they need assistance voting?
A:	If shareholders no longer have their proxy materials and need assistance voting, they should call the Broadridge Proxy Service Center at 1-888-381-8296.
Q26:	Is Fidelity considering similar changes to other funds?
A:	This fund merger is one among numerous similar initiatives that Fidelity currently has in various stages of progress.

Going forward, we will continue to evaluate our product line to assess client needs and investor demand as part of our ongoing effort to help meet the needs of our customers.

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The foregoing is not a solicitation of any proxy. For a free copy of the Proxy Statement describing the relevant reorganization discussed herein (and containing important information about fees, expenses and risk considerations) and a prospectus for the relevant acquiring fund, please call 1-800-544-8544 (retail class) or 1-877-208-0098 (Advisor Classes, if applicable). The statement will also be available for free on the Securities and Exchange Commission’s website (www.sec.gov).

Before investing in any mutual fund, you should consider its investment objectives, risks, charges, and expenses. Contact Fidelity for a prospectus or, if available, a summary prospectus containing this information. Read it carefully.

Past performance is no guarantee of future results.

Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable.

Third party marks are the property of their respective owners. All other marks are the property of FMR LLC.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks.

The consumer discretionary industries can be significantly affected by the performance of the overall economy, interest rates, competition, consumer confidence and spending, and changes in demographics and consumer tastes.

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The energy industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels, energy conservation, the success of exploration projects, and tax and other government regulations.

The technology industries can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, competition from new market entrants, and general economic conditions. Focus funds can be more volatile because of their narrow concentration in a specific industry.

The utilities industries can be significantly affected by government regulation, financing difficulties, supply and demand of services or fuel, and natural resource conservation.

Industrial industries can be significantly affected by general economic trends, changes in consumer sentiment and spending, commodity prices, legislation, government regulation and spending, import controls, worldwide competition, and liability for environmental damage, depletion of resources, and mandated expenditures for safety and pollution control.

The fund may have additional volatility because of its narrow concentration in a specific industry. Non-diversified funds that focus on a relatively small number of stocks tend to be more volatile than diversified funds and the market as a whole.

Changes in real estate values or economic downturns can have a significant negative effect on issuers in the real estate industry. The value of securities of issuers in the real estate industry can be affected by changes in real estate values and rental income, property taxes, interest rates, tax and regulatory requirements, and the management skill and creditworthiness of the issuer.

The health care industries are subject to government regulation and reimbursement rates, as well as government approval of products and services, which could have a significant effect on price and availability, and can be significantly affected by rapid obsolescence and patent expirations.

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